UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 13, 2017

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Terex Corporation (“Terex” or the “Company”) announced on February 13, 2017 that Kevin Bradley, currently Senior Vice President and Chief Financial Officer, will be stepping down from that role effective February 27, 2017 and is leaving the Company to pursue other opportunities.

John D. Sheehan, 56, will become the Company’s Senior Vice President and Chief Financial Officer effective February 27, 2017. Mr. Sheehan most recently served as Executive Vice President and Chief Financial Officer of Mylan, Inc., a global pharmaceutical company, from 2010 through April 1, 2016. Prior to joining Mylan, Mr. Sheehan worked in a variety of financial positions at Delphi Corporation, a global supplier to the auto industry. During his last two years at Delphi he served as Chief Financial Officer. Additionally, Mr. Sheehan’s experience includes 20 years with KPMG LLP where he was an Audit Engagement Partner, including an assignment in Germany.

Mr. Sheehan’s annual base salary will be $650,000, which will be reviewed annually by Terex in accordance with its normal review process, and he will be eligible for an incentive bonus with a target set at 75% of his annual salary. Subject to compliance with all applicable laws, Mr. Sheehan will receive an initial sign-on grant of shares of Terex common stock worth approximately $1,600,000, which will vest ratably over a three year period. Mr. Sheehan will also be eligible for a 2017 long-term incentive award in the amount of $1,950,000, which will be both time and performance based. The timing and form of this award will be consistent with the timing and form of similar 2017 long term incentive awards granted to other Terex executives. Subject to Mr. Sheehan’s and the Company’s performance, it is also contemplated that Mr. Sheehan will receive annual long term incentive awards having value of approximately three times his annual base salary.

Mr. Sheehan will be offered a Change in Control and Severance Agreement in form and terms substantially similar to that provided to other executive officers of Terex, which will provide for two years of salary, bonus and benefits upon the occurrence of certain events.

Mr. Sheehan also will be eligible to participate in the Terex Corporation Defined Contribution Supplemental Executive Retirement Plan, which provides for an annual contribution of 10% of his annual salary and bonus. Upon hire, Mr. Sheehan will receive credit for five years of participation which will be applied to the ten years of participation requirement for vesting purposes.

Mr. Sheehan will be eligible to participate in the Company’s ERISA Excess Plan or Deferred Compensation Plan and will receive relocation assistance in connection with his move to the Westport, Connecticut area.

Mr. Sheehan will also be subject to customary non-compete and confidentiality provisions.

The foregoing summary is qualified in its entirety by reference to Mr. Sheehan’s offer letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

The Company issued a press release on February 13, 2017 announcing Mr. Bradley’s departure and Mr. Sheehan’s upcoming appointment. A copy of this press release is included as Exhibit 99.1 and is hereby incorporated by reference into this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1    Press release of Terex Corporation issued on February 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2017

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel